EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made this 2nd day of February, 1999, between Capital Re Corporation, a Delaware corporation with offices at 1325 Avenue of the Americas, New York, New York 10019 (the "Company"), and Laurence C.D. Donnelly (the "Executive").

     The Executive is presently employed as Executive Vice President of the Company.

     The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company and its shareholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

     In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

          2. Term. The employment of the Executive by the Company as provided in
     Section 1 will commence on the date hereof and end at the close of business on January 31, 2001, unless further extended or sooner terminated as hereinafter provided. Commencing on January 31, 2001, the term of the Executive's employment shall automatically be extended for one additional year to January 31, 2002, unless, not later than the November 30 immediately preceding such January 31, the Executive shall have given written notice to the Company that it does not wish to extend this Agreement. Commencing on January 31, 2002, and on each January 31 thereafter, the term of the Executive's employment shall automatically be extended for one additional year to January 31, 2003, and each January 31 thereafter, unless, not later than the November 30 preceding such January 31, the Company or the Executive shall have given written notice to the other that it does not wish to extend this Agreement.

          3. Position and Duties. The Executive shall serve as Executive Vice President of the Company and shall have such responsibilities, duties and



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     authority as he may have as of the date hereof (or any position to which he may be promoted after the date hereof) and as may from time to time be assigned to the Executive by the Board that are consistent with such responsibilities, duties and authority. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

          4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in New York City, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

          5. Compensation and Related Matters.

          (a) Salary and Annual Bonus. During the period of the Executive's employment hereunder, the Company shall pay to the Executive an annual base salary at a rate not less than the rate in effect as of the date hereof or such higher rate as may from time to time be determined by the Board. This salary may be increased from time to time in accordance with normal business practices of the Company and, if so increased, shall not thereafter during the term of this Agreement be decreased. The Executive will participate in the Company's Annual Incentive Plan. In the event the Company amends or terminates the Annual Incentive Plan, the Company shall provide the Executive with an annual bonus program that will provide him with an opportunity to realize an annual bonus which is not less than the proportion of base salary which his target percentage under the Annual Incentive Plan represents at the time the Annual Incentive Plan is amended or terminated, which opportunity shall be reasonably comparable to the Executive's opportunity under the Annual Incentive Plan as of the date hereof. Compensation of the Executive by salary or bonus payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary and bonus payments (including any increased payments) hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's salary or bonus hereunder.

          (b) Special Signing Bonus; Retention Bonuses. The Company will pay the Executive $75,000 on the date of execution of this Agreement as a Special Signing Bonus. In addition, the Executive will receive additional payments of (i) $250,000 on January 1, 2000 if, in the good faith judgment of the Compensation Committee of the Board of Directors of the Company (a) the Company has maintained key Capital Re group ratings in categories that do not result in a material impairment of the business and (b) the 1999 Capital Plan approved by the Board of Directors has been successfully executed; and (ii) $225,000 on January 31, 2001, provided, however, that, in the case of both of the

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     bonuses referred to in clauses (i) and (ii), except as otherwise provided in Section 8(d)(ii), the Executive remains employed by the Company on the date designated for payment above.

          (c) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

          (d) Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of the employee benefit plans and arrangements and enjoy all of the perquisites in effect on the date hereof in which the Executive participates, provided that the Company may make any changes in such plans, arranges or perquisites that are permitted under the terms thereof or that would not adversely affect the Executive's rights or benefits thereunder. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan, arrangement or perquisite made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, arrangements and perquisites. Nothing paid to the Executive under any plan, arrangement or perquisite presently in effect or made available in the future shall be deemed to be in lieu of the salary and bonus payable to the Executive pursuant to paragraph (a) of this Section. Any payments or benefits payable to the Executive hereunder in respect of any year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement or otherwise hereunder, be prorated in accordance with the number of days in such year during which he is so employed.

          (e) Vacations. The executive shall be entitled to the number of weeks of vacation each year as may be determined in accordance with the Company's vacation policy as in effect on the date hereof, or such greater amount as may be established by Company policy from time to time. The Executive shall also be entitled to all paid holidays and personal days given by the Company to its executives.

          (f) Stock Option Grants. The Executive will be entitled to participate as an executive level employee in the Company's 1997 Employee Stock Option Plan. Specifically, the Executive has received a grant on January 15, 1999 of options to purchase 140,000 shares under that Plan, and acknowledges that such grant will be in lieu of any grant that the Board would otherwise ordinarily consider in the Year 2000.

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          (g) Services Furnished. The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position adequate for the performance of his duties as set forth in Section 3 hereof.

          6. Service as an Officer and Director of Subsidiary. Subject to Sections 3 and 4, the Executive agrees to serve without additional compensation, if elected or appointed thereto as an officer or a director of any subsidiary of the Company, provided that the Executive is indemnified for serving in such capacity on a basis no less favorable than is currently provided by the Company to any other person serving in such capacity.

          7. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

          (a) Death. The Executive's employment hereunder shall terminate upon his death.

          (b) Disability. If, under any applicable Company Disability Plans (as defined below) the Executive is deemed permanently disabled or, if no such plan is in effect, in the written opinion of a qualified physician selected by the Company, the Executive is unable to perform his duties hereunder due to physical or mental illness for a period of at least 180 days, the Company may terminate the Executive's employment hereunder.

          (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder for the Executive's (i) gross negligence or willful misconduct in connection with the performance of his duties, (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of this Agreement or any other material agreement between the Executive and the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

          (d) Termination by the Executive. The Executive may terminate his employment hereunder only for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) the Company's material breach of this Agreement or any other material agreement between the Executive and the Company, or (B) the assignment to the Executive of any duties substantially inconsistent with the Executive's status as Executive Vice President of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities.

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

          (e) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) or (b) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, the date as of which the physician's written opinion is received by the Company, (iii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination. It is understood that in no event will such Date of Termination be deemed to occur solely for purposes of the Company's 1992 Stock Option Plan until the Executive has had a reasonable opportunity (no greater than one business day) to exercise any vested options held by the Executive on that date.

          8. Compensation Upon Termination, Death or During Disability.

          (a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"). the Executive shall continue to receive his full salary at the rate then in effect for such period (and shall not be eligible for payments under the disability plans, programs and policies maintained by the Company or in connection with employment by the Company ("Disability Plans")) until his employment is terminated pursuant to
     Section 7(b) hereof, and upon such termination, the Executive shall, within ten (10) days of such termination, be entitled to all amounts to which the Executive is entitled pursuant to short-term Disability Plans. The Executive's rights under any long-term Disability Plan shall be determined in accordance with the provisions of such plan.

          (b) If the Executive's employment is terminated by his death, the Company shall within ten (10) days following the date of the Executive's death, pay any amounts due to the Executive under Section 5 through the date of his death, together with any other amounts to which the Executive is entitled pursuant to death benefit plans, programs and policies.

          (c) If the Executive's employment shall be terminated by the Company for Cause pursuant to Section 7(c) or by the Executive for other than Good Reason, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

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          (d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment (it being understood that a purported termination for disability pursuant to Section 7(b) or for Cause which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) the Executive shall terminate his employment for Good Reason, then

               (i) the Company shall pay the Executive any earned and accrued but unpaid installment of base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid and pro rata amounts to which the Executive is entitled under any compensation plan or program of the Company in effect on the Date of Termination, and all accrued vacation time; such payments to be made in a lump sum on or before the tenth day following the Date of Termination;

               (ii) in lieu of any further salary or bonus payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as liquidated damages to the Executive an amount equal to the sum of (A) Executive's annual salary in effect as of the Date of Termination for a period equal to the remaining term of this Agreement (but not less than one year) and any bonus amounts that would have been payable to the Executive under the Company's Annual Incentive Plan for the year in which termination occurs (assuming for purposes of that Plan that target performance levels are reached) and
          (B) any unpaid amounts of the Retention Bonuses specified in Section 5(b), such payment to be made in a lump sum on or before the fifth day following the Date of Termination; and

               (iii) if termination of the Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company's employee welfare benefit plans and perquisite programs which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the balance of the employment term hereunder.

          9. "Gross-Up Payment." In the event that it shall be determined at any time that the payment provided under paragraph 8(d) above (the "Contract Payment") or any other payment or distribution by the Company to the Executive (including deemed payments arising from accelerated vesting of stock options) is subject to the tax (the "Excise Tax") imposed by section 4999 of the Internal Revenue Code of 1986, as amended, Section 11.5 of the Company's 1997 Employee Stock Option Plan or similar "parachute payment" limitations under any other agreement between the Company and the Executive that are in effect shall not apply, and the Company shall pay the Executive an additional amount (the "Gross-


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     Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Contract Payment and such other Total Payments (as defined below) and any federal and state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Contract Payment and such other Total Payments. For purposes of determining whether any of the payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Executive in connection with a change in control of the Company or the Executive's termination of employment, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a change in control of the Company or any corporation affiliated (or which, as a result of the completion of a transaction causing a change in control, will become affiliated) with the Company within the meaning of Section 1504 of the Code (together with the Contract Payment, the "Total Payments") shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code either in their entirety or in excess of the base amount within the meaning of section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of the Total Payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(b)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of determination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment of the Gross-Up Payment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a federal state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in section


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     1274(d) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the payment of the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

          10. Non-Competition and Non-Solicitation Covenants.

          (a) Covenants of the Executive. The Executive acknowledges that (i) the principal current businesses of the Company are the insurance and reinsurance of financial guarantees, the provision of mortgage guaranty insurance and reinsurance and ancillary businesses (the "Present Business"); (ii) the Company constitutes one of a limited number of firms that have developed and carry on the Present Business; (iii) the Executive's work for the Company has given and shall continue to give him access to the confidential affairs and proprietary information of the Company not readily available to the public; and (iv) the agreements and covenants of the Executive contained in this Section 10 are essential to the business and goodwill of the Company. Accordingly, in consideration of the benefits being provided by the this Agreement, the Executive is subject to the agreements and covenants set forth in this Section 10.

          (b) Covenant Against Competition. While the Executive is employed by the Company and for a period of two years after the Date of Termination (whether or not termination constitutes a breach of this Agreement) or from the entry by a court of competent jurisdiction of a final judgment enforcing these restrictions, whichever is later (such period commencing on the date hereof is hereinafter referred to as the "Restricted Period"), the Executive shall not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity now or hereafter which engages in
     (A) the Present Business, or (B) any other principal line of business developed by the Company after the date hereof but prior to the Date of Termination (a "New Business") in any state or country in which the Company has conducted business during the term of this Agreement. For purposes of the foregoing, entities that currently engage in the Present Business and therefore fall within the covenants contained herein include, but are not limited to, Enhance Re, RamRe, AXA Re, AMBAC, FGIC, ACA, CGA, FSA, MBIA, PMI, CMAC, GE Mortgage, MGIC, Triad Republic and United Guaranty, as well as any other business, firm, corporation, partnership or other entity for which any present or former chief executive officer of the Company serves in an executive officer, partner, manager or similar senior position. Notwithstanding the foregoing, however, the Executive may own, directly or indirectly, solely as an investment, securities of any business, firm, corporation, partnership or other entity which are traded on any

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     national securities exchange or the Nasdaq National Market if the Executive
     (A) is not a controlling person of, or a member of a group which controls, such entity and (B) does not, directly or indirectly, own 1% or more of any class of securities of such entity.

          (c) Solicitations of Customers. During the Restricted Period, the Executive shall not, directly or indirectly, for his own account or as proprietor, stockholder, member, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, sell, offer to sell, or contact or solicit any business from any person, corporation or other entity which was a customer or prospective customer of the Company at any time during the term of this Agreement. For purposes of this Agreement, "customers of the Company" means and includes (i) any and all persons, businesses, corporations, partnerships or other entities which
     (A) have done business with the Company as a customer during the relevant time period, (B) have been contacted by the Company for the purpose of doing business with the Company or (C) have preexisting business relationships and/or dealings with the Executive when his employment with the Company terminates and (ii) all persons, businesses, corporations, partnerships or other entities which control, or are controlled by, the same person, business, corporation, partnership or other entity which controls, any such customer of the Company. For purposes of this Agreement, "customers" includes prospective customers and referral sources of customers.

          (d) Agreement Not to Hire Employees and Former Employees. During the Restricted Period, the Executive shall not, directly or indirectly, for his own account or as proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, solicit any person (i) who is an employee of the Company or (ii) who has left the employment of the Company for a period of one year following the termination of such employee's employment, for employment with any person, business, firm, corporation, partnership or other entity other than the Company, or hire any officer or other professional employee of the Company either directly or for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company.

          (e) Confidential Information. From and after the date of this Agreement, the Executive shall not at any time, directly or indirectly, disclose to any person, business, firm, corporation, partnership or other entity any confidential or proprietary information concerning the Company, its business or its customers. All information, whether written or otherwise, that is not otherwise in the public domain and is regarding the Company's business, including but not limited to, information regarding customers, customer lists, costs, prices, earnings, systems, operating procedures, prospective and executed contracts and other business arrangements, is presumed to be confidential information of the Company for purposes of this Agreement. The Executive shall return to the Company all books, records, lists and other written, typed, printed or electronically stored materials, whether furnished by

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     the Company or prepared by the Executive, which contain any information relating to the Company, its business or its customers, promptly upon termination of the Executive's employment, and the Executive shall neither make nor retain any copies of such material without the prior written consent of the Company.

          (f) Cumulative Provisions. The covenants and agreements contained in this Section 10 are independent of each other and are cumulative.

          (g) Acknowledgments. The Executive acknowledges the broad scope of the covenants contained in this Section 10, but agrees that such covenants are reasonable in light of the scope of the Executive's duties and knowledge of the Company. The Executive further acknowledges and agrees that the covenants contained in this Section 10 do not unreasonably restrict his employment opportunities or unduly burden or deprive him of a means of earning a livelihood.

          (h) Remedies for Breach. The Executive acknowledges and agrees that his obligations to the Company are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Company. Accordingly, in the event of a breach or threatened breach by the Executive of any of the provisions of this Section 10, the Company shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under this Agreement or otherwise, to obtain ex parte, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction, to prevent the Executive from violating such provision or provisions or to prevent the continuance of any violation thereof, together with an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Company as a result of such breach or threatened breach including, but not limited to, attorneys' fees incurred by the Company in connection with, or as a result of, the enforcement of these covenants. The Executive expressly waives any requirement based on any statute, rule or procedure or other source that the Company post a bond as a condition of obtaining any of the above-described remedies.

          (i) Divisibility. The Executive agrees that the provisions of this
     Section 10 are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, such holding shall not impair the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.



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          11. Successors; Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reasons, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
     Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          12. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) sent by United States certified or registered mail or overnight delivery service, addressed as follows:

          If to the Executive:

               Laurence C.D. Donnelly
               Executive Vice President
               c/o Capital Re Corporation
               1325 Avenue of the Americas
               New York, New York  10019

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          If to the Company:

               Capital Re Corporation
               1325 Avenue of the Americas
               New York, New York  10019

               Attention: Chief Executive Officer

     or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          13. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles.

          14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall deemed to be in an original but all of which together will constitute one and the same instrument.

          16. No Mitigation. In the event of a termination of the Executive's employment arising out of a breach by the Company of this Agreement or if the Executive shall terminate this Agreement for Good Reason, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement.

          17. Resolution of Disputes. Any claim arising out of or relating to this Agreement or the Executive's employment with the Company or the termination thereof shall be resolved by binding confidential arbitration, to be held in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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          18. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein shall, with respect to the Executive, be of no further force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                    CAPITAL RE CORPORATION

Attest:

By: /s/ Alan S. Roseman             By: /s/ Jerome F. Jurschak
   -------------------------------     --------------------------------------
                                       Name: Jerome F. Jurschak
                                       Title: CEO, Chairman


                                    EXECUTIVE
Attest:
By: /s/ Alan S. Roseman             /s/ Laurence C.D. Donnelly
   -------------------------------  --------------------------------------
                                    Laurence C.D. Donnelly
                                    Executive Vice President


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